ATL Data Centers LLC

Financial Statements

September 30, 2020

ATL Data Centers LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

ATL Data Centers LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of ATL Data Centers LLC (the “Company”) as of September 30, 2020, and the related statements of operations, members’ equity and cash flows for the period from April 13, 2020 (inception) through September 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2021.

Houston, Texas

February 24, 2021

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ATL DATA CENTERS LLC

BALANCE SHEET

September 30, 2020
ASSETS
Current assets
Cash	$34,144
Accounts receivable	43,705
Accounts receivable - related party	37,916
Total current assets	115,765

Property and equipment, net	1,066,400
Right-of-use asset	975,180

Total assets	$2,157,345

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$767,800
Operating lease liability, current portion	566,369
Finance lease liability, current portion	314,137
Due to related parties	230,852
Total current liabilities	1,879,158
Long-term liabilities
Operating lease liability, net of current portion	408,811
Finance lease liability, net of current portion	755,247
Total long-term liabilities	1,164,058

Total liabilities	3,043,216

Members' deficit
Members' deficit	(885,871)
Total members' deficit	(885,871)

Total liabilities and members' deficit	$2,157,345

See accompanying notes to the financial statements

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ATL DATA CENTERS LLC

STATEMENT OF OPERATIONS

From Inception
(April 13, 2020) to
September 30, 2020

Revenue:
Revenue	$264,782
Revenue, related parties	1,044,701
Total revenue	1,309,483

Operating expenses
Cost of revenue	1,263,875
General and administrative	396,022
Payroll and related expenses	251,581
Professional fees	26,687
Depreciation	192,927
Total operating expenses	2,131,092

Loss from operations	(821,609)

Other expenses
Interest expense	(64,262)
Total other expenses	(64,262)

Net loss	$(885,871)

See accompanying notes to the financial statements

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ATL DATA CENTERS LLC

STATEMENT OF MEMBERS' DEFICIT

Total Members' Deficit

Balance, Inception (April 13, 2020)	$—

Net loss	(885,871)
Balance, September 30, 2020	$(885,871)

See accompanying notes to the financial statements

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ATL DATA CENTERS LLC

 STATEMENT OF CASH FLOWS

From Inception
(April 13, 2020) to
September 30, 2020
Cash Flows from Operating Activities
Net loss	$(885,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	192,927
Non cash operating lease expense	177,071
Changes in assets and liabilities
Accounts receivable	(43,705)
Accounts receivable - related party	(37,916)
Accounts payable	767,800

Operating lease liability	(177,071)
Net cash used in operating activities	(6,765)

Cash Flows from Investing Activities:
Purchase of fixed assets	(60,803)
Net cash used in investing activities	(60,803)

Cash Flows from Financing Activities:
Proceeds from related party advances	290,889
Repayment of finance lease liability	(129,140)
Repayment of related party advances	(60,037)
Net cash provided by financing activities	101,712

Net increase in cash	34,144

Cash, beginning of period	—

Cash, end of period	$34,144

Supplemental disclosure of cash flow information
Cash paid for interest	$29,501
Cash paid for taxes	$—

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Recognition of right-of-use asset and operating lease liability	$1,152,251
Recognition of property and equipment and finance lease liability	$1,198,524

See accompanying notes to the financial statements

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ATL DATA CENTERS LLC

Notes to Financial Statements

September 30, 2020

1.	Organization and Nature of Business

ATL Data Centers LLC (“our”, “ATL”, the Company) is a Georgia Limited Liability Company organized on April 13, 2020. The Company owns and operates a data center that provides customers with traditional on-site and cloud-based data center services.

2.	Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States using the accrual method of accounting.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. As of the September 30, 2020, the Company had no cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.  The Company places its cash, cash equivalents, with high credit quality financial institutions, and evaluates the credit worthiness of these financial institutions on a regular basis. Revenue and trade receivables result from two major contracts with related entities. These contracts represented approximately 46% and 80% of total trade receivables and revenue as of September 30, 2020, respectively. To mitigate this credit risk, the Company closely monitors the payment history and credit worthiness of each customer.

Related parties

The Company has historically engaged in and may continue to engage in certain business transactions with related parties (See Note 4). Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis due to the absence of free market forces that naturally exist in business dealings between two or more unrelated entities. Related party transactions may not always be favorable to our business and may include terms, conditions and agreements that are not necessarily beneficial to or in best interest of our company.

Accounts Receivable

Accounts receivable is comprised of uncollateralized customer obligations due under normal trade terms. The Company performs ongoing credit evaluation of its customers and management closely monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The carrying amount of accounts receivable is reviewed periodically for collectability. If management determines that collection is unlikely, an allowance that reflects management’s best estimate of the amounts that will not be collected is recorded. Accounts receivable are presented net of an allowance for doubtful accounts of $0 as September 30, 2020.

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Property and Equipment

Property and equipment, inclusive of assets under finance leases are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance, and repairs are charged to expense as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets which is 24 months. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Long-Lived Assets

The Company regularly evaluates property and equipment to determine whether events or changes in circumstances have occurred that may warrant revision of the estimated useful life or whether the remaining balance should be evaluated for possible impairment. An estimate of the related undiscounted cash flows over the remaining life of the property and equipment is used in assessing whether an asset has been impaired. Measurement of impairment losses are based upon the amount by which the carrying amount of the asset exceeds the fair value. Management has determined there was no impairment of the carrying value of long-lived assets at September 30, 2020.

Revenue recognition

The Company provides data services such as providing its customers with rack space, power and equipment, and cloud services such as virtual services, virtual storage, and data backup services, generally based on monthly services provided at a defined price included in the contracts. Under ASC 606, the core principle is to recognize revenue to depict the transfer of promised goods and services to customers in amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract with a customer: For the traditional data center services provided, the contract with the customer is based on monthly services provided at a defined price.

Step 2: Identify the performance obligations in the contract: For the traditional data center services, the performance obligations are the services provided to the customer for the month.

Step 3: Determine the transaction price: Due to the monthly services provided, the transaction price is the price agreed for the monthly services.

Step 4: Allocate the transaction price to the performance obligations: The transaction price and the services performed are monthly. The allocation is determined monthly.

Step 5: Recognize revenue when each performance obligation is satisfied: The performance obligation is designed to be satisfied monthly.

As it relates to the services provided by the Company, the performance obligations are the services provided to a customer for the month based on the contract, the transaction price is the price agreed with the customer for the monthly services provided, and the revenues are recognized monthly based on the services rendered for the month.

Cost of revenue

The cost of revenues related to the traditional data services, including cloud services, primarily includes charges from cloud service solution providers, and utility charges related to power consumption. There are no material direct labor costs related to provision of these services.

Leases

Lease assets and lease liabilities are recognized at the commencement of an arrangement when it is determined at inception that a lease exists.  Lease assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease.  These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the leased asset, unless the implicit rate is readily determinable (see Note 5).

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Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash, accounts receivable and accounts payable due to their relatively short maturities The three (3) levels of fair value hierarchy defined by ASC 820 are:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets

•	Level 2 - Quoted prices for similar assets and liabilities in active markets; quoted prices included for identical or similar assets and liabilities that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets. These are typically obtained from readily available pricing sources for comparable instruments

•	Level 3 - Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity’s own beliefs about the assumptions that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

Income taxes

The Company operates as a limited liability company. As such, income and expenses of the Company are passed through to the members and are reported on their individual income tax returns. As a limited liability company, the Company is not required to pay federal or state income taxes. However, in certain jurisdictions the Company may be subject to certain state, excise, franchise and license fees.

The Company evaluates its uncertain tax positions and would recognize a loss contingency when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position of for all uncertain tax positions in the aggregate could differ from the amount recognized. Management does not believe that the Company has any uncertain tax provisions.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, "Leases" ("ASC 842"). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. The new standard is effective for us on December 15, 2021, with early adoption permitted. The Company early adopted new standard for the period from inception through September 30, 2020. Upon adoption of this guidance for operating leases, the Company recorded a right-of-use asset and corresponding lease liability of $1,152,251 and $1,152,251, respectively. No cumulative effect adjustment to retained earnings resulted from adoption of this guidance. The new standard did not have a material impact on the Company's results of operations or cash flows.

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3. Property and Equipment, net

Major classes of property and equipment, inclusive of assets under finance leases consist of the following:

September 30, 2020
Mobile data centers	$825,951
Equipment	433,376
Total property and equipment	1,259,327

Less - accumulated depreciation	(192,927)
Property and equipment, net	$1,066,400

Depreciation expense was $192,927 for the period from inception through September 30, 2020.

4.	Related Party Transactions

During the period from inception through September 30, 2020, $290,889 was advanced by two entities commonly controlled by the CEO and member of the Company for operating expenses and $60,037 was repaid. As of the September 30, 2020, $230,852 was due to these related parties. These amounts carried 0% interest and are due upon demand.

During the period from inception through September 30, 2020, the Company entered into colocation and maintenance agreements with two entities controlled by the CEO and member of the Company. For the period ended September 30, 2020, the Company recorded revenues of $1,044,701 under these agreements.

5.	Commitments and Contingencies

Our lease portfolio consists primarily of real estate and equipment leases. Our real estate lease primarily consists of a leased 41,387 square foot facility located in College Park, GA with a lease term of 2 years. Our equipment lease portfolio consists primarily of mobile data center equipment. These leases typically include a term of five years and contain bargain purchase options.

The components of our lease cost were as follows:

September 30, 2020
Operating lease cost
Amortization of right-of-use asset	$177,071
Interest expense	34,761
Total operating lease cost	211,832

Finance lease cost:
Depreciation of assets under finance leases	183,458
Interest expense	29,501
Total finance lease cost	$212,959

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The components of our lease assets and liabilities were as follows:

September 30,
2020
Assets
Operating lease assets, net	$975,180
Finance lease assets, net	1,015,166
Total lease assets	1,990,346

Liabilities
Current
Operating	566,369
Finance	314,137
Long-term
Operating	408,811
Finance	755,247
Total lease liabilities	$2,044,564

The table below reconciles the fixed component of the undiscounted cash flows and the total remaining years to the operating and finance lease liability recorded on the balance sheet as of September 30, 2020:

	Operating Leases	Finance leases
2021	$635,497	$405,317
2022	423,664	405,317
2023	—	312,781
2024	—	130,110
Total minimum lease payments	$1,059,161	1,253,525
Less: effect of discounting	(83,981)	(184,141)
Present value of future minimum lease payments	$975,180	$1,069,384

Due to lessor

During the period ended September 30, 2020, the lessor of the Company’s operating lease paid certain operating expenses on the Company’s behalf in the amount of $317,709. As of the September 30, 2020, $317,709 was due on demand to lessor and included in Accounts payable and accrued liabilities on the Company’s balance sheet.

6.	Subsequent Events

The Company evaluated events occurring after September 30, 2020, and through the date the financial statements were issued, February 24, 2021 and identified the following events or transactions that would require disclosure in these financial statements:

On December 9, 2020, in contemplation of the merger disclosed below, the Company entered into two separate arrangements with related parties, each including a purchase agreement and a promissory note, to purchase 2,194 miners for $3,740,000, and 1,322 miners for $1,735,000 respectively. The notes have 0% interest and were due on December 15, 2020. The notes were repaid on December 11, 2020.

On December 9, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger”) with Cleanspark, Inc. (“CleanSpark”).

At the closing, the Company became a wholly owned subsidiary of Cleanspark. In exchange, Cleanspark issued 1,618,285 shares of restricted common stock based on the average closing price of CleanSpark’s common stock (as reflected on Nasdaq.com) for the five trading days including and immediately preceding the closing date of $11.988 per share, to the selling members of the Company, of which: (i) 642,309 shares were fully earned on closing, and (ii) an additional 975,976 shares issued to escrow and subject to holdback pending satisfaction of certain future milestones, with all such shares subject to a lock up of no less than 180 days and a leak out of no more than 10% of the average daily trading value of the prior 30 days.

The consideration remitted in connection with the Merger is subject to adjustment based on post-closing adjustments to closing cash, indebtedness, and transaction expenses of ATL within 90 days of closing.

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